Exhibit 99.1

At the Company

Becky Niiya	Jeff Goeser
Director, Corporate Communications	Director, Investor Relations
(402) 574-6652	(402) 597-8464
rebecca.niiya@tdameritrade.com	jeffrey.goeser@tdameritrade.com

TD Ameritrade Second Quarter Results: Strong Momentum Continues
Net New Client Assets of $22.2B
Record Average Client Trades per Day of 943,000
GAAP Diluted EPS $0.48; Non-GAAP Diluted EPS $0.73 (1)

OMAHA, Neb., April 23, 2018 – TD Ameritrade Holding Corporation (Nasdaq: AMTD) has released results for the second quarter of fiscal 2018. The Company gathered $22.2 billion in net new client assets for the quarter and reported record client trading activity of approximately 943,000 client trades per day, on average. These results were driven by a resurgence of volatility in the equity markets, which in turn increased investor engagement and trading.

Financial results for the quarter ended March 31, 2018 include the following:(2)

•	Net new client assets of approximately $22.2 billion, an annualized growth rate of 8 percent

•	Record average client trades per day of approximately 943,000, up 82 percent year over year

•	Record net revenues of $1.4 billion, 59 percent of which were asset-based

•	Client assets of approximately $1.2 trillion, up 40 percent year over year

•	$0.48 in GAAP earnings per diluted share, up 20 percent year over year, on net income of $271 million

•	$0.73 in Non-GAAP earnings per diluted share(1), up 66 percent year over year

•	Pre-tax GAAP income of $372 million, or 26 percent of net revenues

•	Interest rate-sensitive assets(3) of $153 billion, up 23 percent year over year

“Early results of our dual strategy to successfully integrate Scottrade while continuing to accelerate and diversify revenue growth in our core business have exceeded our expectations,” said Tim Hockey, TD Ameritrade president and chief executive officer. “With the Scottrade client conversion now successfully behind us, we are turning our focus to increasing our momentum and profitably growing our business. Further enhancing the client experience, investing in innovation and employee development, and increasing our competitive edge will be our priorities as we work through the balance of the fiscal year.”

“In our second quarter, market volatility returned in full force as the implications of tax reform became clearer, interest rates continued to rise, and tariff talks surprised the markets,” said Steve Boyle, executive vice president and chief financial officer. “These events drove record revenue in the quarter and more than offset some volatility-related losses. Scottrade expense synergies remain on track, and we expect total operating expenses to decline significantly over the remainder of the fiscal year. Leading with technology remains a key focus that necessitates continued investment in order to enhance our offerings and drive efficient growth in the future.”

Capital Management
The Company paid $119 million, or $0.21 per share, in cash dividends in its second fiscal quarter.

The Company has declared a $0.21 per share quarterly cash dividend, payable on May 22, 2018 to all holders of record of common stock as of May 8, 2018.

Company Hosts Conference Call
TD Ameritrade will hold its March Quarter conference call tomorrow morning, April 24, 2018, at 8:30 a.m. EDT (7:30 a.m. CDT) to take questions from analysts. Participants may listen to the conference call by dialing 866-393-4306. A complete audio recording of management’s remarks, an abridged text version of the remarks, a financial fact sheet containing associated details, as well as a supplemental FAQ are now available on the “Financial Reports” page of www.amtd.com under the header “Second Quarter 2018.” Conference call participants are encouraged to reference these materials prior to the call.

A replay of the phone call will be available by dialing 855-859-2056 and entering the Conference ID 4581279 beginning at 11:30 a.m. EDT (10:30 a.m. CDT) on April 24, 2018. The replay will be available until 11:59 p.m. EDT (10:59 p.m. CDT) on May 1, 2018. A transcript of the call will be available on the Company’s corporate web site, www.amtd.com, via the “Financial Reports” page beginning Wednesday, April 25, 2018.

More information about TD Ameritrade’s upcoming corporate events and management speaking engagements, such as quarterly earnings conference calls, are available on the Company’s Corporate Event Calendar. Look for the link “Where are we?” on the “Investor Relations” page of www.amtd.com.

Interested parties should visit or subscribe to newsfeeds at www.amtd.com for the most up-to-date information on corporate financial reports, press releases, SEC filings and events. The Company also communicates this information via Twitter, @TDAmeritradePR. Website links, corporate titles and telephone numbers provided in this release, although correct when published, may change in the future.

Source: TD Ameritrade Holding Corporation

About TD Ameritrade Holding Corporation
TD Ameritrade provides investing services and education to more than 11 million client accounts totaling $1.2 trillion in assets, and custodial services to more than 6,000 registered investment advisors. We are a leader in U.S. retail trading, executing an average of more than 940,000 trades per day for our clients, nearly a quarter of which come from mobile devices. We have a proud history of innovation, dating back to our start in 1975, and today our team of 10,000-strong is committed to carrying it forward. Together, we are leveraging the latest in cutting edge technologies and one-on-one client care to transform lives, and investing, for the better. Learn more by visiting TD Ameritrade’s newsroom at www.amtd.com, or read our stories at Fresh Accounts.

Safe Harbor
This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, earnings, capital expenditures, effective tax rates, client trading activity, accounts, stock price or any projections or expectations regarding the acquisition of Scottrade Financial Services, Inc., as well as the assumptions on which such expectations are based, are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include, but are not limited to: economic, social and political conditions and other securities industry risks; interest rate risks; liquidity risks; credit risk with clients and counterparties; risk of liability for errors in clearing functions; systemic risk; systems failures, delays and capacity constraints; network security risks; competition; reliance on external service providers; new laws and regulations affecting our business; net capital requirements; extensive regulation, regulatory uncertainties and legal matters; difficulties and delays in integrating the Scottrade Financial Services, Inc. ("Scottrade") business or fully realizing cost savings and other benefits from the acquisition; business disruption following the Scottrade acquisition; disruptions due to Scottrade integration-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; the inability to achieve synergies or to implement integration plans and other consequences associated with other acquisitions; and the other risks and uncertainties set forth under Item 1A. – Risk Factors of the Company's annual report on Form 10-K for the fiscal year ended September 30, 2017. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

1 See attached reconciliation of non-GAAP financial measures.

2 Please see the Glossary of Terms, located in “Investor” section of www.amtd.com for more information on how these metrics are calculated.

3Interest rate-sensitive assets consist of spread-based assets and money market mutual funds. Ending balances as of March 31, 2018.

Brokerage services provided by TD Ameritrade, Inc., member FINRA (www.FINRA.org) /SIPC (www.SIPC.org).

TD AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
In millions, except per share amounts
(Unaudited)

	Quarter Ended			Six Months Ended
	Mar. 31, 2018	Dec. 31, 2017	Mar. 31, 2017	Mar. 31, 2018	Mar. 31, 2017
Revenues:
Transaction-based revenues:
Commissions and transaction fees	$556	$440	$365	$996	$719
Asset-based revenues:
Bank deposit account fees	381	381	269	762	514
Net interest revenue	308	276	154	585	305
Investment product fees	141	133	103	274	197
Total asset-based revenues	830	790	526	1,621	1,016
Other revenues	29	27	13	55	27
Net revenues	1,415	1,257	904	2,672	1,762
Operating expenses:
Employee compensation and benefits	461	415	229	875	443
Clearing and execution costs	56	47	37	103	73
Communications	46	53	29	99	64
Occupancy and equipment costs	79	80	45	160	89
Depreciation and amortization	35	34	25	69	49
Amortization of acquired intangible assets	37	38	19	75	38
Professional services	86	74	59	160	111
Advertising	90	64	80	154	137
Other	129	116	23	245	47
Total operating expenses	1,019	921	546	1,940	1,051
Operating income	396	336	358	732	711
Other expense:
Interest on borrowings	24	20	14	44	28
Loss on sale of investments	—	11	—	11	—
Other	—	2	—	2	—
Total other expense	24	33	14	57	28
Pre-tax income	372	303	344	675	683
Provision for income taxes(1)	101	6	130	107	253
Net income	$271	$297	$214	$568	$430
Earnings per share - basic	$0.48	$0.52	$0.41	$1.00	$0.81
Earnings per share - diluted	$0.48	$0.52	$0.40	$1.00	$0.81
Weighted average shares outstanding - basic	567	567	528	567	528
Weighted average shares outstanding - diluted	570	569	530	569	530
Dividends declared per share	$0.21	$0.21	$0.18	$0.42	$0.36

(1) The provision for income taxes was lower for the six months ended March 31, 2018, primarily due to the realization of approximately $78 million of after-tax benefits recognized during the quarter ended December 31, 2017. These after-tax benefits were primarily attributable to the enactment of the Tax Cuts and Jobs Act for which we recorded a provisional estimate for the remeasurement of our deferred income tax balances.

TD AMERITRADE HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
In millions
(Unaudited)

	Mar. 31, 2018	Sept. 30, 2017
Assets:
Cash and cash equivalents	$1,373	$1,472
Segregated cash and investments	6,863	10,446
Broker/dealer receivables	1,395	1,334
Client receivables, net	20,823	17,151
Investments available-for-sale, at fair value	488	746
Goodwill and intangible assets	5,597	5,683
Other	1,871	1,795
Total assets	$38,410	$38,627
Liabilities and stockholders' equity:
Liabilities:
Broker/dealer payables	$3,093	$2,504
Client payables	23,848	25,107
Long-term debt and other borrowings	2,795	2,652
Other	1,079	1,117
Total liabilities	30,815	31,380
Stockholders' equity	7,595	7,247
Total liabilities and stockholders' equity	$38,410	$38,627

NOTE: The Condensed Consolidated Balance Sheets include provisional estimates related to property acquired and liabilities assumed in the Scottrade acquisition. These provisional estimates may be prospectively adjusted in the event new information becomes available regarding facts and circumstances which existed at the date of acquisition.

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA
(Unaudited)
	Quarter Ended			Six Months Ended
	Mar. 31, 2018	Dec. 31, 2017	Mar. 31, 2017	Mar. 31, 2018	Mar. 31, 2017
Key Metrics:
Net new assets (in billions)	$22.2	$26.5	$19.5	$48.6	$38.1
Net new asset growth rate (annualized)	8%	9%	10%	9%	10%
Average client trades per day	943,058	726,438	516,994	833,432	501,837
Profitability Metrics:
Operating margin	28.0%	26.7%	39.6%	27.4%	40.4%
Pre-tax margin	26.3%	24.1%	38.1%	25.3%	38.8%
Return on average stockholders' equity (annualized)	14.4%	16.2%	16.3%	15.3%	16.6%
Net profit margin	19.2%	23.6%	23.7%	21.3%	24.4%
EBITDA(1) as a percentage of net revenues	33.1%	31.4%	44.5%	32.3%	45.3%
Liquidity Metrics:
Interest on borrowings (in millions)	$24	$20	$14	$44	$28
Interest coverage ratio (EBITDA(1)/interest on borrowings)	19.5	19.8	28.7	19.6	28.5
Cash and cash equivalents (in billions)	$1.4	$1.6	$2.2	$1.4	$2.2
Liquid assets available for corporate investing and financing activities(1) (in billions)	$0.5	$0.1	$1.0	$0.5	$1.0
Transaction-Based Revenue Metrics:
Total trades (in millions)	57.5	45.4	32.1	102.9	62.5
Average commissions per trade(2)	$7.50	$7.54	$8.79	$7.52	$8.92
Trading days	61.0	62.5	62.0	123.5	124.5
Order routing revenue (in millions)	$125	$98	$83	$222	$162
Spread-Based Asset Metrics:
Average bank deposit account balances (in billions)	$118.3	$119.1	$95.1	$118.7	$94.2
Average interest-earning assets (in billions)	32.0	31.6	24.6	31.8	24.5
Average spread-based balance (in billions)	$150.3	$150.7	$119.7	$150.5	$118.7
Bank deposit account fee revenue (in millions)	$381	$381	$269	$762	$514
Net interest revenue (in millions)	308	276	154	585	305
Spread-based revenue (in millions)	$689	$657	$423	$1,347	$819
Avg. annualized yield - bank deposit account fees	1.29%	1.25%	1.13%	1.27%	1.08%
Avg. annualized yield - interest-earning assets	3.86%	3.42%	2.50%	3.64%	2.46%
Net interest margin (NIM)	1.83%	1.71%	1.41%	1.77%	1.36%
Fee-Based Investment Metrics:
Money market mutual fund fees:
Average balance (in billions)	$4.0	$3.8	$3.5	$3.9	$3.6
Average annualized yield	0.42%	0.43%	0.44%	0.43%	0.41%
Fee revenue (in millions)	$4	$4	$4	$8	$8
Market fee-based investment balances:
Average balance (in billions)	$247.7	$226.2	$176.9	$236.8	$171.8
Average annualized yield	0.22%	0.22%	0.22%	0.22%	0.22%
Fee revenue (in millions)	$137	$129	$99	$266	$189
Average fee-based investment balances (in billions)	$251.7	$230.0	$180.4	$240.7	$175.4
Average annualized yield	0.22%	0.23%	0.23%	0.23%	0.22%
Investment product fee revenue (in millions)	$141	$133	$103	$274	$197
(1) See attached reconciliation of non-GAAP financial measures.
(2) Effective in September 2017, the average commissions per trade metric was revised to exclude order routing revenue. Prior periods have been updated to conform to the current presentation.
NOTE: See Glossary of Terms on the Company's website at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA
(Unaudited)
	Quarter Ended			Six Months Ended
	Mar. 31, 2018	Dec. 31, 2017	Mar. 31, 2017	Mar. 31, 2018	Mar. 31, 2017
Client Account and Client Asset Metrics:
Funded accounts (beginning of period)	11,129,000	11,004,000	7,046,000	11,004,000	6,950,000
Funded accounts (end of period)	11,266,000	11,129,000	7,189,000	11,266,000	7,189,000
Percentage change during period	1%	1%	2%	2%	3%
Client assets (beginning of period, in billions)	$1,178.8	$1,118.5	$797.0	$1,118.5	$773.8
Client assets (end of period, in billions)	$1,185.7	$1,178.8	$846.7	$1,185.7	$846.7
Percentage change during period	1%	5%	6%	6%	9%
Net Interest Revenue:
Segregated cash:
Average balance (in billions)	$8.7	$9.9	$8.7	$9.3	$8.7
Average annualized yield	1.31%	1.09%	0.46%	1.19%	0.38%
Interest revenue (in millions)	$28	$28	$10	$56	$17
Client margin balances:
Average balance (in billions)	$19.1	$17.6	$11.9	$18.3	$11.9
Average annualized yield	4.45%	4.25%	3.67%	4.35%	3.61%
Interest revenue (in millions)	$213	$191	$109	$404	$217
Securities borrowing/lending:
Average securities borrowing balance (in billions)	$0.9	$1.1	$0.9	$1.0	$0.9
Average securities lending balance (in billions)	$2.8	$2.6	$1.7	$2.7	$1.8
Net interest revenue - securities borrowing/lending (in millions)	$61	$53	$31	$114	$65
Other cash and interest-earning investments:
Average balance (in billions)	$3.3	$3.0	$3.1	$3.2	$3.0
Average annualized yield	1.03%	0.82%	0.54%	0.93%	0.49%
Interest revenue - net (in millions)	$8	$6	$4	$15	$7
Client credit balances:
Average balance (in billions)	$21.5	$21.4	$16.1	$21.4	$16.1
Average annualized cost	0.04%	0.03%	0.01%	0.03%	0.01%
Interest expense (in millions)	$(2)	$(2)	$(0)	$(4)	$(1)
Average interest-earning assets (in billions)	$32.0	$31.6	$24.6	$31.8	$24.5
Average annualized yield	3.86%	3.42%	2.50%	3.64%	2.46%
Net interest revenue (in millions)	$308	$276	$154	$585	$305

NOTE: See Glossary of Terms on the Company's web site at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Dollars in millions,except per share amounts
(Unaudited)
	Quarter Ended						Six Months Ended
	Mar. 31, 2018		Dec. 31, 2017		Mar. 31, 2017		Mar. 31, 2018		Mar. 31, 2017
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS
Non-GAAP Net Income and Non-GAAP Diluted EPS (1)
Net income and diluted EPS - GAAP	$271	$0.48	$297	$0.52	$214	$0.40	$568	$1.00	$430	$0.81
Non-GAAP adjustments:
Amortization of acquired intangible assets	37	0.06	38	0.07	19	0.04	75	0.13	38	0.07
Acquisition-related expenses	158	0.28	179	0.31	8	0.02	337	0.59	11	0.02
Income tax effect of above adjustments	(52)	(0.09)	(59)	(0.10)	(10)	(0.02)	(111)	(0.19)	(19)	(0.03)
Non-GAAP net income and non-GAAP diluted EPS	$414	$0.73	$455	$0.80	$231	$0.44	$869	$1.53	$460	$0.87

	Quarter Ended						Six Months Ended
	Mar. 31, 2018		Dec. 31, 2017		Mar. 31, 2017		Mar. 31, 2018		Mar. 31, 2017
	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.
EBITDA (2)
Net income - GAAP	$271	19.2%	$297	23.6%	$214	23.7%	$568	21.3%	$430	24.4%
Add:
Depreciation and amortization	35	2.5%	34	2.7%	25	2.8%	69	2.6%	49	2.8%
Amortization of acquired intangible assets	37	2.6%	38	3.0%	19	2.1%	75	2.8%	38	2.2%
Interest on borrowings	24	1.7%	20	1.6%	14	1.5%	44	1.6%	28	1.6%
Provision for income taxes	101	7.1%	6	0.5%	130	14.4%	107	4.0%	253	14.4%
EBITDA - non-GAAP	$468	33.1%	$395	31.4%	$402	44.5%	$863	32.3%	$798	45.3%

	As of
	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017
Liquid Assets Available for Corporate Investing and Financing Activities (3)
Cash and cash equivalents - GAAP	$1,373	$1,644	$1,472	$2,880	$2,231
Less: Non-corporate cash and cash equivalents	(1,013)	(844)	(1,174)	(973)	(1,286)
Corporate cash and cash equivalents	360	800	298	1,907	945
Corporate investments	292	—	714	747	747
Less: Corporate liquidity maintained for operational contingencies	(248)	(723)	(723)	(723)	(723)
Amounts maintained for corporate working capital	(65)	(65)	(87)	(87)	(87)
Amounts held as collateral for derivative contracts, net	—	(8)	(40)	(34)	(40)
Excess corporate cash and cash equivalents and investments	339	4	162	1,810	842
Excess regulatory net capital over management targets	119	85	46	8	122
Liquid assets available for corporate investing and financing activities - non-GAAP	$458	$89	$208	$1,818	$964

Note: The term "GAAP" in the following explanation refers to generally accepted accounting principles in the United States.

(1)
Non-GAAP net income and non-GAAP diluted earnings per share (EPS) are non-GAAP financial measures as defined by SEC Regulation G. We define non-GAAP net income as net income adjusted to remove the after-tax effect of amortization of acquired intangible assets and acquisition-related expenses. We consider non-GAAP net income and non-GAAP diluted EPS as important measures of our financial performance because they exclude certain items that may not be indicative of our core operating results and business outlook and may be useful in evaluating the operating performance of the business and facilitating a meaningful comparison of our results in the current period to those in prior and future periods. Amortization of acquired intangible assets is excluded because management does not believe it is indicative of our underlying business performance. Acquisition-related expenses are excluded as these costs are not representative of the costs of running the Company's on-going business. Non-GAAP net income and non-GAAP diluted EPS should be considered in addition to, rather than as a substitute for, GAAP net income and diluted EPS.

(2)
EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA to be an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA is used as the denominator in the consolidated leverage ratio calculation for covenant purposes under our senior revolving credit facility. EBITDA eliminates the non-cash effect of tangible asset depreciation and amortization and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, GAAP pre-tax income, net income and cash flows from operating activities.

(3)
Liquid assets available for corporate investing and financing activities is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider "liquid assets available for corporate investing and financing activities" to be an important measure of our liquidity. We include the excess capital of our regulated subsidiaries in the calculation of liquid assets available for corporate investing and financing activities, rather than simply including regulated subsidiaries' cash and cash equivalents, because capital requirements may limit the amount of cash available for dividend from the regulated subsidiaries to the parent company. Excess capital, as defined below, is generally available for dividend from the regulated subsidiaries to the parent company. Liquid assets available for corporate investing and financing activities should be considered as a supplemental measure of liquidity, rather than as a substitute for GAAP cash and cash equivalents.

We define liquid assets available for corporate investing and financing activities as the sum of (a) excess corporate cash and cash equivalents and investments, less securities sold under agreements to repurchase, and (b) our regulated subsidiaries' net capital in excess of minimum operational targets established by management. Excess corporate cash and cash equivalents and investments includes cash and cash equivalents from our investment advisory subsidiaries and excludes (i) amounts being maintained to provide liquidity for operational contingencies, including amounts available to be drawn by our broker-dealer and FCM/FDM subsidiaries under the Parent's intercompany committed lines of credit, (ii) amounts maintained for corporate working capital and (iii) the net amounts held as collateral for derivative contracts. Liquid assets available for corporate investing and financing activities is based on more conservative measures of net capital than regulatory requirements because we generally manage to higher levels of net capital at our regulated subsidiaries than the regulatory thresholds require.